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                                                                     Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the inclusion of our reports dated February 23, 1998, included in this Form 10-K for the year ended December 31, 1997 and, in the Company's previous filings as listed:

                    Form S-8 Registration Statement No. 33-71806
                    Form S-8 Registration Statement No. 33-57014
                    Form S-8 Registration Statement No. 33-81356
                    Form S-8 Registration Statement No. 33-81358
                    Form S-8 Registration Statement No. 33-82562
                    Form S-8 Registration Statement No. 33-87114
                    Form S-8 Registration Statement No. 33-90268
                    Form S-3 Registration Statement No. 33-95084
                    Form S-8 Registration Statement No. 33-97246
                    Form S-8 Registration Statement No. 333-39581 Form S-8 Registration Statement No. 333-36735 Form S-3 Registration Statement No. 333-47239

and in the Coventry Health Care, Inc.

                    Form S-4 Registration Statement No. 333-45821


                                                          ARTHUR ANDERSEN LLP


Nashville, Tennessee
March 23, 1998